                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

       Date of Report (Date of earliest event reported): December 5, 1997

                                  Omtool, Ltd.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                     8 Industrial Way, Salem, New Hampshire
             ------------------------------------------------------
                    (Address of Principal Executive Offices)

                                      03079
             ------------------------------------------------------
                                   (Zip Code)

                                 (603) 898-8900
             ------------------------------------------------------
               Registrant's Telephone Number, Including Area Code


           Delaware                     0-22871                  02-0447481
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS; AND
Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

        On December 5, 1997, Omtool, Ltd. (the "Company" or "Omtool") acquired all of the outstanding share capital of CMA Ettworth Limited, a company organized under the laws of England ("CMA") pursuant to a Share Sale and Purchase Agreement dated December 5, 1997 (the "Purchase Agreement") by and among the Company, CMA and the former stockholders of CMA (the "Acquisition").

        The purchase price was paid in a combination of 363,637 newly issued shares of the common stock, $.01 par value ("Common Stock"), of the Company (the "Shares") and $4,000,000 in cash. The cash used by the Company to fund the Acquisition was derived primarily from the proceeds of the Company's initial public offering which became effective on August 7, 1997.

        The sale of the Shares in connection with the Acquisition was made in reliance upon Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), and in reliance upon information available to the Company on December 5, 1997, including certain representations and warranties made in the Purchase Agreement by the purchasers of the Shares (the "Sellers"). Each such Seller was required to represent and warrant, among other things, that he was not a "U.S. Person" as defined in Regulation S and was not acquiring the Company's Common Stock for the account or benefit of any U.S. Person and at all times relevant to the transaction such Seller had been outside of the U.S. No underwriters were involved in the sale of the Shares.

        The Acquisition will be accounted for as a purchase. The terms of the transaction and the consideration received by the CMA stockholders were the result of arm's-length negotiations between the representatives of the Company and CMA. The terms of the transaction are more fully described in the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

        CMA, headquartered in London, England, is a worldwide leader in fax solutions for the IBM AS/400 market, with approximately 50 employees worldwide. CMA's existing fax products for the AS/400 will extend Omtool's enterprise solution capabilities to this important platform and will be sold and supported in the U.S. and other markets by Omtool. The Acquisition will give Omtool an immediate and significant presence in Europe, providing both sales and support coverage for Omtool's growing European reseller base as well as local sales and support for the full range of Omtool's products.

Certain Factors that May Affect Future Results

        Information provided by the Company from time to time, including statements in this Form 8-K which are not historical facts, constitute forward looking statements that involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the releases of the Securities and Exchange Commission.

Actual results of operations in connection with the acquisition of CMA may vary significantly based on a number of factors, including the integration of the CMA products with the Company's product line, market acceptance of CMA's products, successful penetration of new markets for IBM AS/400 customers, the impact of the Acquisition on the Company's current business, the timely development and acceptance of new products, and the Company's ability to successfully manage the integration of the combined companies as well as the initiation and expansion of its European presence, and other risks discussed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including the Company's final prospectus dated August 8, 1997.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

        It is impracticable to provide the financial information required by
Item 7(a) of Form 8-K relating to the business acquired by the Company from CMA at the time this report is filed. Such required financial information will be filed as soon as practicable, but not later than February 3, 1998.

(b)  Pro Forma Financial Information.

        It is impracticable to provide the pro forma financial information required by Item 7(b) of Form 8-K relating to the business acquired by the Company from CMA at the time this report is filed. Such required pro forma financial information will be filed as soon as practicable, but not later than February 3, 1998.

(c)  Exhibits.

                                  EXHIBIT INDEX

     Exhibit No.                      Description
     -----------                      -----------

        2.1 Share Sale and Purchase Agreement dated as of December 5, 1997 among the Company, CMA and its former stockholders (including Schedule 6 and Schedule 7 attached thereto).

        The Company will provide the Securities and Exchange Commission, upon request, a copy of any omitted Schedule or Exhibit to the Exhibit listed above.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             OMTOOL, LTD.



December 19, 1997                            By: /s/ Robert L. Voelk
                                                 ------------------------------
                                                 Robert L. Voelk
                                                 Chief Executive Officer

                                  EXHIBIT INDEX

     Exhibit No.                            Description
     -----------                            -----------

        2.1 Share and Sale Purchase Agreement dated as of December 5, 1997 among the Company, CMA and its former stockholders (including Schedule 6 and Schedule 7 attached thereto).